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                                                                    EXHIBIT 23.9

                              Consent of Director

November 13, 1997

I hereby consent to the use of my name as a person to be named a director of ESG Re Limited (the "Company") in the Registration Statement on Form F-1 of the Company, and in any amendment thereto (including any amendment pursuant to Rule 462 under the Securities Act of 1933, as amended), relating to the public offering by the Company of its Common Shares.


/s/ David L. Newkirk
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    David L. Newkirk